EXHIBIT 99.1
Ranger Energy Services, Inc. Announces Q1 2021 Results
HOUSTON, TX--(May 5, 2021) - Ranger Energy Services, Inc. (NYSE: RNGR) (“Ranger” or the “Company”) announced today its results for its fiscal quarter ended March 31, 2021.
–Sale-leaseback transactions provide $16 million of net cash proceeds through April 2021

–Weather and activity disruptions reduce quarterly results

–High-Spec Rigs continue to be positioned for a strong rebound

Consolidated Financial Highlights
Quarterly revenues of $38.3 million decreased $3.2 million, or 8%, from $41.5 million in Q4. Revenue decreases took place in the Completion and Other Services and Processing Solutions segments.
Net loss of $8.3 million increased $1.6 million, from a net loss of $6.7 million in Q4. The increase in the net loss was largely driven by decreased gross profits related to the Completions segment, coupled with a non-cash income tax expense.
Adjusted EBITDA1 loss of $0.2 million decreased $3.4 million from earnings of $3.2 million in Q4. The current quarter’s loss of $0.2 million includes the removal of $1.4 million of a 401k forfeiture benefit and is inclusive of $1.1 million of make-ready expenses for rigs associated with deployments for our highest tier customers.
CEO Comments
“Our organization has grown accustom to delivering in challenging times, but the first two months of 2021 presented disruptions that were very difficult to overcome. We did not fully return to pre-holiday activity levels until the 4th week of January. Unfortunately, this was soon followed by the unprecedented Winter Storm Uri which impacted each of our operating locations for a period of seven to ten days. Because of these two issues, the positive momentum experienced in the back half of the quarter was not enough to offset the early losses.
As commodity prices see ongoing improvement and overall service activity levels move higher, our High Spec Rig activity continues on a very strong ramp. In spite of losing seven rig operating days due to Uri, our rig hours increased as compared to 4Q20. To further highlight the improving trends we are seeing in our High Spec Rig segment, our activity growth is being driven from a greater contribution of higher-value 24 hour rig work. As with last quarter, preparation and reactivation cost for this type work occurred during Q1 which negatively impacted our results. But we are pleased to see our resulting April composite rig rates and hours up 10% and 17% respectively, versus our first quarter monthly averages.
1 “Adjusted EBITDA” is not presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). A Non-GAAP supporting schedule is included with the statements and schedules attached to this press release and can also be found on the Company's website at: www.rangerenergy.com.

Within our Completion and Other Services segment, specifically our wireline service offering, we experienced ten days of weather and sand mine disruptions, along with a greater level of inefficiency as our primary customers move from trial phases to permanent adoption of simul-frac operations. While these events are one-time in nature, the Wireline sector as a whole continues to struggle with overcapacity and unsustainable low pricing, both of which our business is not fully immune to. The good news is this pricing cycle appears to have hit bottom and we are seeing select price increases across the sector. Additionally, we are in the final phase of executing on opportunities to drive both top and bottom line growth in our wireline business and we are excited to share the results with you when available.
Similar to wireline, we also believe our Processing Solutions segment is rebounding from a bottom. We continue to market these assets for their traditional applications with an expected ramp later in the year as drilling and completion fundamentals improve. Additionally, we are making material progress on a pivot to new ESG related uses of our assets. We have successfully completed gas processing jobs for both dual fuel and E-Frac fleets and anticipate more to come. Importantly, our team has been able to bring innovative solutions to the table in repurposing our existing MRU fleet to this new application. These solutions have required no material capex and return significant value to our customers.
As often mentioned, we see a pristine balance sheet as a key component to successful participation in pending industry consolidation. While historically pleased with our overall debt levels, we took pride in our ability to reduce our, already modest, long-term debt by nearly 50% during a trying 2020. Furthering that effort we are happy to have recently announced two sale-leaseback transactions resulting in $16 million of cash returning to our balance sheet. While the net result included $3.5 million of vehicle lease obligations coming back onto the balance sheet, these transactions reduced our pro forma net debt by an impressive 40% moving our total down to just $18 million.”
Business Segment Financial Results
High Specification Rigs
High Specification Rigs segment revenue remained flat at $21.7 million in Q1 and in Q4 2020. The rig hours increased slightly to 43,200 hours in Q1 from 43,100 hours in Q4. The slight increase in rig hours was offset by a marginal decrease of $10, or 2%, in the hourly average rig rate to $493 in Q1 from $503 in Q4.
Operating loss decreased by $0.5 million to a loss of $2.1 million in Q1 from a loss of $2.6 million in Q4. Adjusted EBITDA decreased 7%, or $0.2 million, to $2.7 million in Q1 from $2.9 million in Q4. The decrease in operating losses was attributable to a decrease in depreciation expense. Adjusted EBITDA’s decline was attributable to a reduction in cost of services, related to a reduction in reactivation costs.
Completion and Other Services
Completion and Other Services segment revenue decreased by $3.1 million to $15.5 million in Q1 from $18.6 million in Q4 2021. The decrease was primarily attributable to the wireline business which saw weather related disruptions along with ongoing pricing pressure.
Operating loss decreased $3.0 million to a loss of $1.3 million in Q1 from income of $1.7 million in Q4. Adjusted EBITDA decreased 75%, or $2.7 million, to $0.9 million in Q1 from $3.6 million in Q4. The decrease in operating income and Adjusted EBITDA was driven by decreased profit margins primarily attributable to our wireline business.

Processing Solutions
Processing Solutions segment revenue decreased marginally by $0.1 million to $1.1 million in Q1 and $1.2 million in Q4 2020. The decrease in revenue was due to a reduction in gas cooler utilization.
Operating income decreased $0.1 million to a breakeven point in Q1 from income of $0.1 million in Q4. Adjusted EBITDA decreased 14%, or $0.1 million, to $0.6 million in Q1 from $0.7 million in Q4. The decrease in operating income and Adjusted EBITDA was driven by a decrease in revenue.
Liquidity
We ended the quarter with $12.7 million of liquidity, consisting of $11.2 million of capacity available on our revolving credit facility and $1.5 million of cash. The Q1 cash ending balance of $1.5 million compares to $2.8 million at the end of Q4 2020. Currently, our liquidity balance is approximately $20.2 million.
Debt
We ended Q1 with aggregate net debt of $29.8 million, an increase of $3.8 million, as compared to $26.0 million at the end of Q4.
We had an outstanding draw on our revolving credit facility of $8.6 million at the end of Q1 compared to $7.5 million at the end of Q4. During the quarter, we borrowed $6.4 million under the credit facility, which was partially offset by aggregate payments of $5.3 million on the principal balance. Currently, we do not have a balance under the credit facility.
We had an outstanding balance on our term debt of $17.7 million at the end of Q4 and we made aggregate payments of $2.5 million during Q1, leaving a principal balance of $15.2 million at the end of Q1.
Conference Call
The Company will host a conference call to discuss its Q1 2021 results on May 6, 2021 at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). To join the conference call from within the United States, participants may dial 1-877-407-8033. To join the conference call from outside of the United States, participants may dial 1-201-689-8033. When instructed, please ask the operator to join the Ranger Energy Services, Inc. call. Participants are encouraged to login to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website, http://www.rangerenergy.com.
An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing 1-877-481-4010 within the United States or 1-919-882-2331 outside of the United States. The conference call replay access code is 41071. The replay will also be available in the Investor Resources section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.

About Ranger Energy Services, Inc.
Ranger is an independent provider of well service rigs and associated services in the United States, with a focus on unconventional horizontal well completion and production operations. Ranger also provides services necessary to bring and maintain a well on production. The Processing Solutions segment engages in the rental, installation, commissioning, start-up, operation and maintenance of MRUs, Natural Gas Liquid stabilizer and storage units and related equipment.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements represent Ranger’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ranger’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.
Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ranger does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ranger to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in our filings with the Securities and Exchange Commission. The risk factors and other factors noted in Ranger’s filings with the SEC could cause its actual results to differ materially from those contained in any forward-looking statement.
Company Contact:
J. Brandon Blossman
Chief Financial Officer
(713) 935-8900
Brandon.Blossman@rangerenergy.com

RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share and per share amounts)

	Three Months Ended
	March 31, 2021	December 31, 2020
Revenues
High specification rigs	$21.7	$21.7
Completion and other services	15.5	18.6
Processing solutions	1.1	1.2
Total revenues	38.3	41.5

Operating expenses
Cost of services (exclusive of depreciation and amortization):
High specification rigs	19.0	19.2
Completion and other services	14.6	14.7
Processing solutions	0.5	0.5
Total cost of services	34.1	34.4
General and administrative	3.5	4.9
Depreciation and amortization	8.0	8.2
Total operating expenses	45.6	47.5

Operating loss	(7.3)	(6.0)

Other expenses
Interest expense, net	0.6	0.7
Total other expenses	0.6	0.7

Loss before income tax expense	(7.9)	(6.7)
Tax expense	0.4	—
Net loss	(8.3)	(6.7)
Less: Net loss attributable to non-controlling interests	(3.7)	(3.0)
Net loss attributable to Ranger Energy Services, Inc.	$(4.6)	$(3.7)

Loss per common share
Basic	$(0.54)	$(0.43)
Diluted	$(0.54)	$(0.43)
Weighted average common shares outstanding
Basic	8,581,642	8,533,336
Diluted	8,581,642	8,533,336

RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)

	March 31, 2021	December 31, 2020
Assets
Cash and cash equivalents	$1.5	$2.8
Accounts receivable, net	27.3	25.9
Contract assets	1.7	1.1
Inventory	2.3	2.3
Prepaid expenses	4.6	3.6
Total current assets	37.4	35.7

Property and equipment, net	182.8	189.4
Intangible assets, net	8.3	8.5
Operating leases, right-of-use assets	5.6	5.8
Other assets	1.2	1.2
Total assets	$235.3	$240.6

Liabilities and Stockholders' Equity
Accounts payable	9.3	10.5
Accrued expenses	10.9	9.3
Finance lease obligations, current portion	4.1	2.5
Long-term debt, current portion	10.3	10.0
Other current liabilities	0.7	0.7
Total current liabilities	35.3	33.0

Operating leases, right-of-use obligations	5.0	5.2
Finance lease obligations	2.6	1.3
Long-term debt, net	13.7	14.5
Other long-term liabilities	1.8	1.8
Total liabilities	$58.4	$55.8

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.01 per share; 50,000,000 shares authorized; no shares issued or outstanding as of March 31, 2021 and December 31, 2020	—	—
Class A Common Stock, $0.01 par value, 100,000,000 shares authorized; 9,329,306 shares issued and 8,777,478 shares outstanding as of March 31, 2021; 9,093,743 shares issued and 8,541,915 shares outstanding as of December 31, 2020	0.1	0.1
Class B Common Stock, $0.01 par value, 100,000,000 shares authorized; 6,866,154 shares issued and outstanding as of March 31, 2021 and December 31, 2020	0.1	0.1
Less: Class A Common Stock held in treasury, at cost; 551,828 treasury shares as of March 31, 2021 and December 31, 2020	(3.8)	(3.8)
Accumulated deficit	(23.0)	(18.4)
Additional paid-in capital	125.0	123.9
Total controlling stockholders' equity	98.4	101.9
Noncontrolling interest	78.5	82.9
Total stockholders' equity	176.9	184.8
Total liabilities and stockholders' equity	$235.3	$240.6

RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in millions)

Period Ended
March 31, 2021
Cash Flows from Operating Activities
Net loss	$(8.3)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8.0
Equity based compensation	0.9
Gain on sale of property and equipment	(0.4)
Other costs, net	0.4
Changes in operating assets and liabilities
Accounts receivable	(1.4)
Contract assets	(0.6)
Prepaid expenses	(1.0)
Accounts payable	(1.2)
Accrued expenses	1.7
Operating lease, right-of-use obligation	(0.2)
Other long-term liabilities	0.2
Net cash used in operating activities	(1.9)

Cash Flows from Investing Activities
Purchase of property and equipment	(0.4)
Proceeds from disposal of property and equipment	0.4
Net cash used in investing activities	—

Cash Flows from Financing Activities
Borrowings under Credit Facility	6.4
Principal payments on Credit Facility	(5.3)
Principal payments on Encina Master Financing Agreement	(2.5)
Principal payments on Installment Purchases	(0.2)
Proceeds from financing of sale-leaseback	3.5
Principal payments on financing lease obligations	(0.8)
Shares withheld on equity transactions	(0.5)
Net cash provided by financing activities	0.6

Decrease in Cash and Cash equivalents	(1.3)
Cash and Cash Equivalents, Beginning of Year	2.8
Cash and Cash Equivalents, End of Year	$1.5

Supplemental Cash Flows Information
Interest paid	$0.5
Supplemental Disclosure of Non-cash Investing and Financing Activity
Capital expenditures	$(0.6)
Additions to fixed assets through financing leases	$(0.2)

RANGER ENERGY SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

Adjusted EBITDA is not a financial measure determined in accordance with U.S. GAAP. We define Adjusted EBITDA as net income or loss before net interest expense, income tax provision or benefit, depreciation and amortization, equity‑based compensation, acquisition-related, severance and reorganization costs, gain or loss on disposal of assets, and certain other non-cash and certain items that we do not view as indicative of our ongoing performance.
We believe Adjusted EBITDA is a useful performance measure because it allows for an effective evaluation of our operating performance when compared to our peers, without regard to our financing methods or capital structure. We exclude the items listed above from net income or loss in arriving at Adjusted EBITDA because these amounts can vary substantially within our industry depending upon accounting methods, book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net loss determined in accordance with U.S. GAAP. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an indication that our results will be unaffected by the items excluded from Adjusted EBITDA. Our computations of Adjusted EBITDA may not be identical to other similarly titled measures of other companies. The following table presents reconciliations of net income or loss, our most directly comparable financial measure calculated and presented in accordance with U.S. GAAP, to Adjusted EBITDA.
The following tables are a reconciliation of net income or loss to Adjusted EBITDA for the three months ended March 31, 2021 and December 31, 2020, in millions:

	Three Months Ended March 31, 2021
	High Specification Rigs	Completion and Other Services	Processing Solutions	Other	Total
	(in millions)
Net income (loss)	$(2.1)	$(1.3)	$—	$(4.9)	$(8.3)
Interest expense, net	—	—	—	0.6	0.6
Tax expense	—	—	—	0.4	0.4
Depreciation and amortization	4.8	2.2	0.6	0.4	8.0
EBITDA	2.7	0.9	0.6	(3.5)	0.7
Equity based compensation	—	—	—	0.9	0.9
(Gain) loss on disposal of property and equipment	—	—	—	(0.4)	(0.4)
Severance and reorganization costs	—	—	—	(1.4)	(1.4)
Adjusted EBITDA	$2.7	$0.9	$0.6	$(4.4)	$(0.2)

	Three Months Ended December 31, 2020
	High Specification Rigs	Completion and Other Services	Processing Solutions	Other	Total
	(in millions)
Net income (loss)	$(2.6)	$1.7	$0.1	$(5.9)	$(6.7)
Interest expense, net	—	—	—	0.7	0.7
Tax expense	—	—	—	—	—
Depreciation and amortization	5.1	2.2	0.6	0.3	8.2
EBITDA	2.5	3.9	0.7	(4.9)	2.2
Equity based compensation	—	—	—	0.9	0.9
(Gain) loss on disposal of property and equipment	0.4	(0.3)	—	—	0.1
Severance and reorganization costs	—	—	—	—	—
Adjusted EBITDA	$2.9	$3.6	$0.7	$(4.0)	$3.2